EMPLOYMENT AGREEMENT dated this 6th day of M=h 1998.

               ADVANCED GAMING TECHNOLOGY, INC.. a Wyoming corporatiom with an office located at 2482 - 650 West Georgia Sueet. Vancouver, 13ritish Columbia, V7B 4N9

               Chereinaft called the "Company")

                                                                OF THE FWT PART.

  AND:

               TROMAS S. NIEMAN, Businessman, of 228 Desert View Stree~ Las Veps, Nevada 89107

               (Tho"Executive")

                                                             OV T13E SECONM PART

     KoW TREREFORE THIS AGREEXEN-T WIT~MSSES that in consideration, of the pmmises md of the covenants and ageements hzreln~ contained, the pardes hereto have agreed as fbHows (the 'Agreement'):

1.0 TERIM A1%TD PXnWAL

     1.1 The Compaty agr=~ to =iploy the Excoutive, ana the F-,,=tive agrees to serve pu:rs%=t to the terms and conditions of this Agreement, from the date hereof dLrough Februzry 15, 200 1, or such shorte, or longer period as may b~ pro-,ided for herein.

     1.2 If Es Agreement "I not othcr%-&ise have been tcrmine.~,-d zz provided herrein and if neither puty shall have given the othcr nutict of n0nreaewal of this Ag=ment on or befon~ August15,1999 (or on or Ware any mbsequent August 15 duting the t,=. of Lhis Agreement), therL this Agreementshall automaticaLly be e%tended so it then sbnll have Th--n- ycan to run- Sach initi2l term through Februx-y 13, 2001 and a a-y extexisions thereof shzH be refc-tred to &~ TI-4 1'Emp1o)m=tT=" orthe nTermofthis AVemenf'or the "Tenn-"


2.o mfn"FRAITON AND BENEFITS

     2.1 The Company shall pay to the Rxecative eL salary as fbllows:

          (a)From Febnukry 15,1998, the saigay shall be at least US $180,000 per umum, payable twicz monthly in equal installments less any deductions or witMoldinggs required by law,

          (b) rn additio-a to the Executiv&s aw-111A base salm7, the Exetutive shall participate in ft executive bonus plan describcd in Schcdulc 'W' aftehed hereto and shall be gmted aptlow in the capital stock (common) of the Company as described in Schodulo 13" auachod hereto; ana

          (c) The Company agrees to rmonahly consider to structure the recordlug and registration of the stock and options granted ta 1he Exmudve in a m"ner as nouled to eliminate zW imediato tax ramification to thic. Excmtivc under the vules and guidelines of the Uftmal Itevenue Service.

          (d) The Company Rut= agrees to =vicw tho Executives base salary, bonus compensation and otber entitle=ts at least annually and to reasonably consider ilacroasiD& the sa= with any increue(s) bcing at the sole discretiom of the Board.

     2.2 The Executiva will be entitled to four (4) wedsv=tlon wiffi pay in mb year of the T =z, at such linic or times as the F-mcutive way detnmine consistent with the requirements of the: Company's busioess. The Executives vacation will be =Mdative and, accordingly, ifthe Executive Wls to take his vamtion in any calendar year, it will be carried over to the following year, If tWs Agreement is terminated for cause duting the Term, the Compaay %ill calculate the vacation entitlement for the year on a pro ratabasli and add itto any vacation entitlement accrucd from prior y=. s. In addition to any other provision of this Agreement vacation enUement at the time Of te-=juation of employment %ill be paid to the Executive by the, Company based on the Executive's salary as providcd for ia ffiis Agreement

     2,33 The Exetutive shdl irailially usm bis own vehicle tmd, us wimburwzucat fur ~,Wl j U!~at -%ki-11 be paid an Automobile Allowanee of US $500 per month to cover all msomblo opecating costs of his vchicle, including Iming costs, insurance. repairs and maintenance, C?s and oil.

     2. 4 The Company zZmes to reiiinburse the Executive for all travellina Lnd oilier out-o' pocket expenses actuaLly and properly incur=d by him in connection with his dutics on bebalf of th,~ Company as authorized In advanced by the Board of Directors of the Company (tba "Board of DirectaTs') from tim-, to time or as Puthodzed in the Company budge~s). For all such expenses, f-h-c. Executive Vill furaish to the Co==y statornents and rtceiots as wid mquired by the Campaw-Ay from tirnt to t1r2c.

     -2-5 -rh,~ Company " pro,~jde the Executive vAth employee benefits equal to or greater -o= those provided by the Company from time to time, to other senior executives of the Company.

     2.6 7he mp . Company,"iU pay all reasom1bip- oat-of-pocket c, enses of the Executive, and, in addition, up to S?-,000 in fts and disbursements of W3 solicitors and/or attorneys in connection wil:h the prcpw-4oq, revicw and negotiation ofthis Agreement.

     2.7 The Company aball provide ft Bxecutive. with Dlreutors and Ofn'ccn insurance in such =ounts as am at least compuable to Directors and Officers insumce provided by the CompaV from time to tiate; to otbrr smior exectitives of the Compauy but in my event provide not less than, US $2 bfillion as of the date bareof and ~%Ill r=onably tonsider efforts to increase the coverage in Ature rML-Wals.

     2.8 The Company will pay or cause to be paid the entire premium and other costs of thr, following insured =0 other benefits for the Executive and his family~

     (a) Dental p1m and medical plan at least comparable to the wdsting plan for employees as of the dato of this Agreemertt; and

     (b) Any other benefit or perqdsita available to any other =Tloyees of the Company or generally provided to executives of companies similar to the Company.

3.0 POWERS A" RESPONSMIMMS

     3.1 The Exe=dve, in accordance vdI the Tmms ofibis Agreemeut, will, upon resolution of the BoaA assume the titlas of Cbairnum, Chief Fxecutive Officer
(CEO) and President The Executive =y, in his dIs=don at any ti= during the term of this Agreement, subject to Board approval,%vhich shall not be unreasonably withheld, appohit a person to fill the office of Pmideat of the Company. During the Employment Period and upon resolution of the Board, the Executive shall have ambority to makc all opera:~ng dwisions, plan the strategic cUitetion of thLe Company and hirc, promote and terminate employment of all persorincl, sult ect to the direction of the Board where liecessary. During tbe Employment Period, the Rxocutive shall have such reasonable and custon=7 powers as are genemlly associated with the positions of Chai=2m and Chief Executive Officer, including, vvithout limimdon, authority to enend capital resources ofthe Company and shall have, subject to the direction of the Board, authority to fill ali other mmagemeat posidons, includiag, v,!ihout limiuktion, the position of Maef Financial Officer.

     3.2 Dwimg the Employment Term, the R-,tecutive shall b a em&3--'a by th e Company &'Id, upon resolution of [he Board, as the Chairman of its Board of Directors and as its Cbief Fxecutive Officer to peeform sucb duties &s may be reasonably prescribed by the Company's BQ"d and its bylmvs, The Exectdive earees to scrve during the EmploymentTerm in such offices or positions z--d such further oL5ce3 or positions -%kith the Compmy or any subsidiary of thL- Company as shau. ftom d by tbComp.-my's Board; but in no emr-ishal-I such offices mposildons be of less autholfty than Chairman and ChAi0i'Executive Officer except as is raurtuoy agrceabl c to The parties hereto.

     3.3 NMle the Excoutive is engaged hereunder, the services of the RxecutivB shaLl bel pro,Aded on the following tMai3 and conditions.,

     (a) Duxiog the Employment Period, and excluding any pariods of vace don P-nd sick leave to which the Executive is cntitled~ the Executive shall devoL- principal attention and time during normal business hours to the biisiaess Emd affairs of the Company and, to the extent necessmy to discharge the responsibilities assigaed to the Execufive under this Asreement. use the Executive's reasonable best efforts to carry out such rcsponsibilities WffiUly al3d effiCiently;

     (b) The aecutive shail not, without the pflor vnitten consent of the Board of Dhnctors, cogage in any other business or occupation or become an offi=, manager or agent of my other company, firm or individtW. It shaU to% however, be considered a violation of -the foregoing for the Executive to:

     (i)  Serve  on  corporate,   civic  or  charitable  boards  or  cominittecs
     (excluding those which would create a conflict of interest);

     (ii) D&liver lecturtA MM speaking cogagernents or teach at educationel insdaitions; and

     (iii) Manage pmolial investmm% so long as sub lcdvides do -pot Zrilter1211Y interfere vAth the pe=fbm=ce of the Execudve's respongbilities as an employee ofthe Company in accordance with 635s Agreement

     3.4 The Executive sihsH obey and carry out the la\hld orders given to him by the Board of DirectOrs from time to timevbich = corommsurate and comistent vith 6e dudes he is reqtdred to perform hereunder.

     3.5 The Executive sball report to the 8oard of Directors. The Ececadve sh?-U report on The manzgetnent, operations and business affaLrs of th;~ Company and adNise, to the best of his ab Ility, on material business matters requiring Board action tb~ may arise fmra tJ-me to time d uring -Ln-_ temn of this Apaxeccraent.

     .3.6 ThoExecurive shall render hils services to tle CoMpany ftrIUS Vegas, Nevada (the are-a of his prima-f r-csIdence), except for no--rual business travel necessmily incideat to bis position. In addition, the Company authorizes the Executive, by resoludom of the Bowd of Directors, to move die Van r. o uv er, D ri 6 sh C a I uzem L- Cornparty a ff i ces and C o mp my head Tax-,t -" to The Lz-t Ve a as ax ca

4.o COINFIODENn4L MOPWAMN

     4.1 The Ex=zEve acknowledges that:

          (a) in the course of carrying out, performing and fWAlling 5responsibilidesto the Colnpaay hcre=der, he will have access to and will be ented 1Pith drtalled confidential information, know how and trade secrets relating to the busincss ancl affairs of the Comp=y, induftgr, without limitatioxi. finance-% products, scniccE, dealings and t=acdons of the Company, and the names, addresses, prefereaces or other particular business requirements of its customers, and that ibc disclosure of confidencW information, Imow bow and trade secrets of the Company to competitors or to the public would be higbly dttri=emW to the be& interests of the Company;

          (b) in the course of performing his obligations to the Company hereunder, the Executivo will br. one of 1he principal representatives of die Company end, as such, -will be sigxdficardly responsible for mainukbag, or edaaming the goodwill of ft Company- and


          (c) The fight to r"Intairt the confidentiality of such confidential itfor=-don, Imow how and trade secrets ofthe Company and the right to preserve its Soodvvill consatutt proprietary right s which the Company is entitled to protect.

     4-2 The E%eeutive will not either during the Term or at any reasonable time thereafter, disclose to any person, firm or corporation or othemise use any such detailed confideritial infomation. Imow how and trade secrets for any purpose oOw than the purposes of the Company. and the Executive will not disclose or use for any pmpoSe, other ~= Por those of the Compazy, the private &ffairs of the Company or any other privam information which he may acquire during tbz course of his emplo~=erithereunder i4th relation to the bminess ana affers of the Company, except as required by law- Confideritial information shall not however. include information kaown to third parties beyond the cmployinent of the Company or information that is required by law to be disclosed in the course of reporting and regulatioti of and related to the Compmy. The Rxecutive acknowledges thAt the covenant contalined in this paragraph is necessary md fimdamen;W for the protection of the business of thc Company and that a ~n;ch by the Executivewill result in d=aga to the Company vIrich would not be adequately compensated by monetary award to the Company and that, in addition to all of the remedies available to it the Company sh?1l be critifled to the irrumediate remedy bf a resbilr~ng order, injunctiori or other fonn of relief as inay be decreed or issu--d by any coLirt 6f coropetentAwdictloa w resa-Zm or enjoin the Execut-ve from brwiching any such covenzint or provision.

     4-3 In no event shall in assertcd violation oftht pro-visions of IIL,,- sr--crioa or any relattd or offier s-ection in this Agreemerit constitute ?- basis for d6errigg or o-, rc&,cing any e-mounts othar%,Aise p*yablc to &.e Rxecutive under tbi3; Ag-r-a-ement.

5.0 TERMNATION OF A(MEMiNT

     5.1 Irbe c(Mp2ny may tenninate ilia Exwutives eagagetnent UrLder this ABreement as follows:

          (a) At any time, by notice in writing from the Company to the. Executive, for'Just cause" which, for purposes hercot is limited to, subject to aay Nevada Re%ised Statutes r,BlAting to jtSt CaU30:

          (i) no Executives fraud, gross iricompatency, penoral dishonesty invahing the Company's assets, wifful rdsconduct or gross negligencr, in tho Performa= of his duties hereunder,

          (ii) Disciplinary action aggaWt rhe Executive by za essential gaming regulatory authority which results in ternlination of the aecutive's required licarse, if any; and

          ciii) A willfd breach by the Executive of any of the rnaterial %Tms of this Agreement

     If the'Executive's employment hereutder is terminated for just cause. the Company shail have xio firther obligations or liabilities to the Executive, save and except for obligadons due to 1he Executive for services rendered prior to the date of termination forjust cause.

     (b) In the averlt the Company contends ftt it raAy temiinge the Executive for just cause due to the ExecutiYe's conduct as described in 5.1 (a) above, the Compatly shaU pro-~ide the Executive with specific %witten uotice speciting inreasouable dctall the screloas or matters %NNch it amtarlds the Executive bis not been adequately performing nd NNilat the Executive should do to adequately perform his obligations hereundtr. If the Executive perfanns the required services witbin thirty (30) day5 of actual receip-L of the noticeloy the Executive or modiffesbis performa--ice to correct the matters compl~ned ot in either casc, to tbo rmonable satisfaction of the Company, tht a-ectitive's breacla uill be &=cd cured and suebL breach sh-all. no longer coasftfte cause (except in the case ofizdicted and convicied criminal conduct); prmided, however, if the nature of the services not performed by the Executive or the matters complaiaed of are such %bat zaare than thirr;- &tys art reasonably required to r-edo= the requircd services or to corrcet The, matuas co=plzincd of. then the Bxecut~,.e's breach -41 be deenled cured if the Executive cornmtrces to perform Such me-iccs or to correct such matters --hithin the t1lirty (30) day period and tbareLfter diligently V rosecates such performance or correcdon to completion within stcb pceod of thne after rhLcud *Fsuch tLirty
(30) day period (the 'extension peeled") as ffic Corr-pe-r-ly has rinlified Th-2 'Ex e cu-dvt I s rm onably requirod to perform Th e required ss-eni c a s o! u) corr ec t tM rLi-attLe rz cc-=p1--;n:-.;' of. If fae Executivc does no- peltorm the requir~d sz--;;ceS ar, Modify hisperformance to correct the matters cornpl ained of within the flArty (3 0) day period or the extension Period, as t1le case rnay be, the Cornpany shaU have the right to terminate this Agreement at the end of the t&ty (30) day period or extemion *od, as the tzge may be. it is understood that the Executive's parformance hereunder -.Aill not be decmed u=tisfaciory solely on the basis of any e=nomic perfb=nct of the Company because tl~dis pr,rformanec vvill depend in put on a variety of factors overwhich T~ie accutive has)ittle control.

     5.2 If the Company termimatim -dtc engagment of tho ExtcutiNe as pro%ided under subparauxaph 5.1 (a)(il), the Executive shall be cutitled only to the accrued Wary oivins to him as set out in pazuxap~Ls 2.1 and 2.8 and other benefits as provided herein,-up to the effective date of te=in on, less any amounts owed by the Exmutive to the Company.

     5.3 1f the Company tmmiinates the waagement of The Examdve f" any reason other fbr just cause, the Company sball, in addition to other obligaflons as set forch berain, pay to the Execulive in M immediately, as Uquidated damagges, a lump sum arnount equal to the present value (calculated using an 8% discount &ctor) ofhIs salary for the unc)Tired perio4 of the TeTm, and by providing to him the amount of any performance bouns and coramOn 3tDck gmts and options to which the Executive is or becomes or should betome entitled to pursmi to Schedule A and Schcddc B and incroases of the same by the Company.

     5.4 The Company acknowledges Omt participation in gaining may require 11ccrising in one or more jurisdictions and agr= to undertal-c s=h application(s), compliance aad regWatory process(es) as the Executive deems ne=smy or appropriate for s=b purposes. The Company Aafler a6mowledges and represents that it has fally disclosW to tbeExecutive any and IU issuc* and facts that may ha;ve =y adverse effect on such a garning licensing proaess(cs).

     5.5 The Executive way tennina;te this eaggagement under this Agnernent if any one of the fbUowing occurs during the Tem each of which shaU be considered a breach of Us Agreement by the Compemy, entiding the Executive to compensation for termirLation for other thanjwt cause:

          (a) Change in coxitrol;

          (b) The Company employs or enstPd any other serdor executivr., wiicffier as an empioyee, co-aultant or othemisa, without the prior written consent ofthe Exccutive;

          (c) Any, requirement by the Company th-ot the F-sm-cutive's scrNices be render ad prirniiril~y at e location or locations offier than that provided for here'--,

          (d) kny f4ure by the Company io comply with any material term of this Agreement, other fl= a fialurt that is ift bad faith that is not remedied by the Company promptly after receipt of noticc thereof from th&. Executive; and

          (e) Any purported terraination of the Exectrdires emplo3=cnt by -the Company for a renou or in a manner not expressly permitted by this Agreerfttw.

     5-6 For the purpose of this Agmement, "change of control" means the occuricnct of any one or more Of the Mowing:

          (a) The sale or a smies of sales occurring whWa any twelve (12) month perioa, offier than a sale to an affiliite of the Company (as thAt temn is defined in the BrItIsh ColumbiaCoznpany Act), of net assets of the Corapanyhaving ivalue greater than 50% of the fak maiket value of the net assets of the Co=paay, excluding- the Brinson property, determined on a consolidated basis prior to such sale or prior to the Fht of a seties of sales Occurring vAtbin any twelve (12) month peTiod;

          (b) The disposition ofall or substantidly all of the assets of the Company where such sale or disposition is reqiired by applicable law to be approved as a special resolution ofthe sharclioldm of the Company;

          (c) Any "persoe orgroup of Ppersons" (as the tc= "persoel or "&Toup" are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules thereunder) v6Vch does not include the Executive, is or becomes the beneficial owner, dircetIy or indirectly, or securities of the Company representing twenty percent (20%) or more of the combined voting power of tho then oummiding securities of thc Company (whether by purchzse or =quisition of sectuities by any person or by the Company or by agoement to act in coocert with. respect to the voting of such secirides or otherwise), except if such owmership is approved by the Board,; aad

          (d) Any Other event shall have occurred which constitut-es a change of owyauship or effecth-e coatrol of the Corapany or in the ownersh~p of its assets, or ,%tich would be deerned. to be such aL clmnge under ss.2800 of the Inkmal ReveDuc Code of 1954, as amended, or the regulations or other legal authority developed there=dar.

6.0 NONT-CONY)MMION

     6.1 The Executive covermts and apees ti ",-- hewriii no; durmg -"-! Term, or %VUI~n a t,,,,-D (2) yczx period after ha hass ceased to be am Executivt:

          (a) DLrectly or indirt-edy, in any MP2zitY wh2tsoeveT, allom. orin 2ssociation %NU2 anv oti-er firm or cor ar c' a a t. porration (oter than the Comp, y). as a prin 1,1D I gen Ezector, gwaramtor, creA4.1tor or in amy colier v,,ha:so-zvcr, save and except as an employee only, knowin' .'IY engage or be concerned or interested in any busincss That sells product($) or =vice(s) that &adly compete NAfti the then existing Or specifically identified -product(s) or se-ni*s) of th6 Company during that period in any territory in jvhich the Company carries on its business during that peTiod,

          (b) Directly or indirectly use or disclose to any persoa, except, duly authorizcd offlem and employees of the Company entitled thj=eto, any confidential information (as deEzed herainabove) flW was acquired by him by reason of his involvement and associadon ,Ai th the Co mpW, or

          (c) DirectLy or ftulirwtly solicit any customer, as of the date of terniinattion of mploymcat, of the Company in any territory in vyYioh the Corqp~my carries on its business during that period for the-purpose of selling that customer a product(s) or service(s) that is the same or similar to a product(s) or savice(s) sold by the Company.

     Notwhhstandiug the foregoing, the Exceutive may invest in or have an interest in entities traded on any public mmi-A or offered by any national bidkj~zage house if and so long as the intcre5t does not exceed five percent (5%) ofthe voting control of aty such entity; and an intcre~(s) in tiny company(ies) not competing NAth or offoring the s=e or dniLar product(s) or service(s) as the Company.

     6.2 As ft is rewgd=d by all the parties hemto that irreparable di=Ses would resWt fwra any -6olation of Paragraph 6.1 above, it is expressly agreed tb4 in addition to any and a of the remedies avallable to it, cach party *ill hAve the immediate remedy of fi~juactlon or such. other eq~Atable relief as may be decreed or issutd by =y court of eoropetmt Msdiction to enfoTce Paragraph 6.1 hereot

     6 ~3 Iri th a e vent thd any c I sus a o r op e rati o n o f F araaf aph 6. 1 IV= e nforurnb I (.-. o r d WJ;I re. d invalid for cry reason v.-hatsoever, such unenforceability Or Invalidity xNill not affect th- enforccabUity or validiTy of the rtmaining portions of Paragraph 6.1 and such unenforceability or juvalidity will be severable from such paragraphs and this A&Teement.

     6.4 The &=ufivc agrees and ackrio%nded-Ses this co-v enant is givem 11o: good and valuablc comiderg-tiDn (receipt of which is hereby acknowledged) and tha~ by Teason of his Unique Imowledge of and his association Nvith the business of the Company, the scope of This cove=t 2LS to bofn time and =-,a is reasonable 2nd cornmeasurr-e vith the protcetion of the I.-itimate iaterest.3 of the Company. This restrictive covenant %Nill cond= in effect after Che termination of the employmzsat and t~t tarminsfion of this Agmement for any Teason, and This rcstrictive covenant is severable for that purpose. If any part of this covenant is held to be void or Ime-afomeablee by a Court o f compe L- nt j wisffict i o a, that p an may b e s ev=d and xcpla=d by t1i e -%i d ~, s t T--rm th et wo u! d r o t be hold to b--, --o',-4*r unenforceable.


7.0 SEVERkBILITY

     7-1 Each provision of this Agreement is declared to constitute a sepzare and distinci covenant and %V be severable from aU other such sepu= and distinct covenants. If zny covenant or pro,,~ion is dete=ined to be void or unenforceable. in whole or in paM it uill not be deemed to affect or impalT the eafurceability or vadidity of any other covenant or provision of &ds Agreement or any put thereof.

8.0 SXMVIVAL

     8.1 The obligations and acknowledgements of tha Company and the Executive set out in Sections, 2, 4, 6, Schedulc A and Schedule B will sunrive the tmmination of Chis Agreement.

9.0 WAMAORMODIFICATION

     9.1 No failmr. or delay ofthe Company or C16 Executive in exercisiq any paw-er or right hereunder shall operate as a vadver &m-eof ror shall any single or paxtial exercise of sucb ji ght or pcnver preclude any other right or powcr hereunder. No amcndmer4 modificatiou or waiver of any c=dition of this Agee;nerd or consent to any departure by the Rxe=dve therefrom "I in any event be effccdve unless the same shall be in miting signed by the Company.

10-0 TfMEOFMF-NCF,

     10.1 Time 5hall ba of the essmee hereof.

11.0 FURTHER ASSURANCES

     21-1 The Exwutive Eind the Company will do, execute and deliver, or vill cause to be done, exe;=ed and deliveTcd, all such ftuiher dee&, inst=ents, docmnents' acts and things don-: as the Company or the Executive may rwsonably req*e fbr the pwrpose of 6-ViMn efrect to this Agreement.

12.0 NOTICES

     12-1 Auy notice required to bc given hereunder by any party shall be dzemed to have been ,%vcll and sufficicatly given, if delivered personally or if TmOed by commerciJa cuTier or by prepaid req;istercd mail (ret,--A reeceiyt requested), and =tuaUy &Hvered in person or at the addrcss of the otherpaAr,s h-m-no set fordh orar such other address as the other party may, fro= timt- to timc, direct in. -mTitino- The address for noticewill, unEU ebanged, be:


In the me of t4 Company:

         2482 - 650 West GA-Mia Street
         vancouver, B.C. V6B 4149

in the case ofthe Executive

         228 Dmert view street
         XAs VeW, Nevada $9107

13.0 INDENINUICATION

     13.1 The Company sball indemnify and hold harmless the Exieudve from any thrmte~ned, pending or completed action or proceeding against the Executive, Wheffict or not brou& by the Company, and whether civi4 edmitW or administrative, by reasom of the Executive can-ying out his dudes btreunder against all costs. ebarges and expenses, inbluding legal fees and any mmount p~dd to settle the actiou or proceeding or misfy &judgment, if he -acted bonestly wd in good falth vitli a vizw to the best iwerests of the'Company gad exercised the care, diligence and sldfl of a reasonibly prudent person az4 with respect to any criminal or administrative action or proeftding, he had remonable grounds forbelieving that his conduct was lawful. The dcaerroinacion of any action, =it or proceeding, by judgment, order, settlement, conviction or otherMse shall not, of itself, create a presumption tat the Executive did not acE honestly and in good faith and in fhe best interests of the Company and did not exercise the care, diligence and skM of a Teasonably prudaw parsoix emd, witli respect to any criminal action or proceedirw, did not bAve reasonable groads to belim that b1s; conduct was lawU. Such iudemnification of the Executive by the Company shall be to the fullest extent allowed by law.

     133 The Company shall indemnify the Executive in respect of any loss, damage, costs or Lxpcases, ir-cluding,bvl not limited to, attomey and solicitor fees, whatsoaverkm=ed by him wl-dle acting as Chairman, or Chief aecutive:
Officer or othemrisl~ on behalf of the Company, unless such lo5s, dama.- 0 ge, costs or expenses shall arise out of failure to cornply,%iffithe Excc4yc's obligations pum=r to this Agre;=Wt.

14.0 MEPENDENTLEGALAMCF,

     lzt.i 71---EyecudvchcrtbyacimoNvlcd.-est'~athehzs bew advisedbytih-l* Cornipanyto seek ind--pendent ad%icc and that he has either, obtained lmdependent legal ad-AC-1 or haswaived bis ri ght to the m-n a R = 9 4?/. 604 689 2809 03-30-98 05:07PM p017#06 MAR.-30'98(MON) 16:02 AGTJ TEL:604 689 2809 P.
018

15.0 EF-kDINGS

     15.1 7ac headings in this Agreement form no part of the agreement between the parties and will be deemed to have b= insermt! for conveuience only andwitl not affect dhe construc tion hereof

16.0 INTERPRETATION

     16.1 Whmver the singular or the masculine is used bemin, the sameAU be deemed to include the pl=d or dw feminine or the body politic or =Torata where the context or the parties so require

17 GOWRNINGILAW

     17.1 This Ape=ent %%U, in all respects, be goveimcd and cons trued in accordance with the laws of the State of Neva& whose courM in Clark County, NevaU shall have, exclusIve judsdir,tion and venue over dispttes, if any, wising out of or related to this Agreftneat. ALL dollar references herem Teter to U.S. dollars.

18.0 ENTIRE AGREEMENT

     18.1 The pr(wisions herein constitute the entire agreameat bat%mcn the pardes and supersede all previous enzetations, ucdertakins-3, comm"ni ons., representations and ag=rzents, whether verbal or writEen. betweea the parties uith respect to %esabject matter hereof

19.0 NO MTNERSW

     19.1 No aggempy or partnership is hereby created behreea the pardes and no reprrsentations will be made by either party v&cb would creatc, any apparent agency or p2:tnership between the par t! es h cr--to

20.0 ENURIUMENT

     20.1 'no provisions of this AgreerneutMll enure to theb=fit o'L---.d be biTiding upon the pardes hereto and ffiaix resp~=tive heirs, executors, successors and assiars.


     IN WMESS NWIMEOF, the pardes h-ave hereto executed this Agreement as of tbe =d year fast above written.

THE CORPORATE SEAL OF ADVANCED
GAMING TECHNOLOGIES INC. was affixed
hereto in the presence of:


Authorised Signatory

Authorised Signatory

SIGNED, SEALED AND DELIVERED by
THOMAS S. NIEMAN IN THE PRESENCE of.

Authorised Signatory

Authorised Signatory

                                    SCHEDULE
                                      "A"

                              PERFORMANCE B0NUSES

1. Abonusplanis ageedtoNvHch%v:iLl re%rardtheExpeutive and tho Senior NLviagement Team as recommended by tbP E=utive (Executive Group) to the Board of Directors basod on frie Net Income ortbe Company (including its stibsidiaries and its affiliam as those ternis are defted by generally accepted accounting priuciples in the United Swes- In each ycu during the Te=, the Executive Group will be entitled to a payment from the Con4=y of an amount equal to or greater than three percent (3%) of the Net Income of the Company for that year or suchaddition2l percentage as the Board shaU reasonably dctemulne for each such year or pan themof

2. "Net Income" has the mmaing ascdbed to it under generally accepted accounting principles in the United States, daterrnined in a manner consistent with prior periods but in any event will be cxclasivo ofplior lowes and depreciation and before tax and any e)dmordinaq or non-recurring matters or events that reduce the "riat income" for that period

3.   All  payments of cash for ewh year will be maaa by the C=pany  mitun ritety
     (90) days of the end of the fiscal y&u of d2e Company- In The last partial year of the Tenn, the Excccudvc will be entitled to a pro-rated perfammee bonus based on the number of Ul or putial moaths; between the cad of the fiscal year and tha and of the Term.

4. The Executive,;;ill receive as a performance bonus and incentive an option to purchase up to one million (1,000,000) shares ofthe Company at US S.06 per shm. The execution of the above optionwill be contingent upon the Executive artaining One Million (1,000,000) shams upon aebieving a positive operation-al cash flow as defined under the rifles of U.S. Gentral Acceptable Accounting Principlm a

                                 SCHEDULE "B"

                             STOCK OPTION STRUCTURE

1. Grant of Options- Purmmt to the provisions of Section 2.0 of the subject Employmen; Aggreement catitled "Remunomdon and Beneftts," the Company hereby graws to the Exemtive the option to purchase cermin shares of comm on stock of the Company and in accordance with the terms and conditions set forth herein (the 110ptiont.).

2- Number of Sbzres and Option Feriods-. The Option grauted herein 3hall be exeroisablt~ for the number of shims and at flae share price as set forth below:

                   Year       No. Of Shares                 Share Price
                   1998           500,000                     us $.06
                   1999           500,000                     US $.06
                   2000           500,000                     us $.06

     The number of sham subject to the Option xepresent a wi-11murn amount only. TheBoard of Directorsuill have the dismvtion to and wal reasonably cor6der the grant offurther stock options.

3. CwndRfive Options: The options are to bc cumulative in natum and = exerctsWe at any time up to fbice (3) ycars frorn the first (Ist) wlendar day following the effective day of the Options. Acwrdingly. by way of Mustrztion and for the sakc of clarity, the irdfial option for 500,000 shares will be exercisable at my time beginning, as of tht dare hereof, up to and including Fcbnuwy 15, 2003

4. Ma-Aner of Exercise; The Optionshall be exercisable by tho Exwudve by providing written notice to tbc Company of his inteation to mercise the Option. ?a) ment for the sbam subj ect to tht Option sball be required %ithin dtV (30) business days of the wHttea notice providnd to the Company, Upon the Company rmhing a positive cash t1ow, the Company will rcasonibly consider loaning to the Execurive and the Sey3ior Management Group the sunis necessary for such cxcmise at an intercri. rale not to e=ccd the rzc then earned by the Comp=y on deposited fimds.

5~ Nature of Option Shares: Th-! shams to be issued to t~e Executive shZ-1 be issued pmm=t to C---e Securities Exchan-e Act of 1934. The shares s::Pl be restrictzd fOT TesalO TO U,S. persons Qnly for a pcrioa of time as dictated by the rt-porring status of ch.- Company. vith the ~q ccLL-id ts and F-xchan2c Commission.

6. Sul-viva] of Employment: All options grantod to tho E-xwutive shall survivc =d rernalia in effect upon The volu=7 or involantary termination of ealploymcni ofthe Executilyc vvi~i the Company,

7. Merger of Consolidation of the Company: Nomithstanding the inerBer of one or wore corporations into the Company or any consofidatiorL of the Company and one or moro corporati=s in whirl the Company is either the nmiving corporAtion or is not tlie sllniving corporation, all Executive Options, shaH suv4ve any such mMer or consolidatiou and the exercise ofthe O*n sholL be aWlied on a pro rata basis. Still furdwr, th,: shares underlying the Option sbaU be adjusted appropriately for the increase or dectase in the number of issued shaTes resulting from a sabdivision or co=olidatiori of shares or the payment of a stock dividend thereon or any other inerease or decrease in thePurnber of shares effeoted vAthout reecipt of consideration by the Company.